As filed with the Securities and Exchange Commission on June 18, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

TD AMERITRADE HOLDING CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	82-0543156
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
4211 South 102nd Street
Omaha, Nebraska 68127
(Address of principal executive offices)

thinkorswim Group Inc. Second Amended and Restated 2001 Stock Option Plan
thinkorswim Group Inc. Amended and Restated 2004 Restricted Stock Plan
Telescan, Inc. Amended and Restated 1995 Stock Option Plan
Telescan, Inc. 2000 Stock Option Plan
(Full title of the plan)

David L. Lambert, Esq.
Deputy General Counsel — Finance/Securities
TD AMERITRADE Holding Corporation
6940 Columbia Gateway Drive
Columbia, Maryland 21046
(443) 539-2124
(Name, address, and telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount of
	Amount to be	Maximum Offering	Maximum Aggregate	Registration
Title of Securities to be Registered (1)	Registered (2)	Price Per Share	Offering Price	Fee
thinkorswim Group Inc. Second Amended and Restated 2001 Stock Option Plan	1,519,970 shares	$5.60 (3)	$8,511,832.00	$474.96
	478,447 shares	$17.86 (4)	$8,545,063.00	$476.81
thinkorswim Group Inc. Amended and Restated 2004 Restricted Stock Plan	284,233 shares	$17.86 (4)	$5,076,401.00	$283.26
Telescan, Inc. Amended and Restated 1995 Stock Option Plan	5,890 shares	$15.43 (3)	$90,833.00	$5.07
Telescan, Inc. 2000 Stock Option Plan	142,238 shares	$6.18 (3)	$879,031.00	$49.05
TOTAL	2,430,778 shares	—	$23,103,210.00	$1,289.15

(1)	The securities to be registered include options and other rights to acquire Common Stock ($.01 par value) issuable pursuant to the applicable plan. Pursuant to the Agreement and Plan of Merger by and among TD AMERITRADE Holding Corporation, thinkorswim Group Inc. and certain other entities, the Registrant assumed all of the outstanding options and other rights to acquire thinkorswim Group Inc. common stock and as a result of such assumption, such stock options and other rights now reflect the right to acquire shares of Registrant’s Common Stock, subject to appropriate adjustments to the number of shares and, if applicable, the exercise price of each such stock option.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the applicable plans by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(3)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee, based upon the weighted average exercise price of the outstanding stock options as of June 16, 2009, the date such stock options were assumed by the Registrant.

(4)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low sales price of a share of the Registrant’s Common Stock as reported by the Nasdaq Global Select Stock Market on June 16, 2009.

TD AMERITRADE HOLDING CORPORATION
REGISTRATION STATEMENT ON FORM S-8
PART I
Information Required in the Prospectus
     The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the applicable stock plans covered by this Registration Statement as required by Rule 428(b)(1).
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Registrant’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s latest fiscal year ended September 30, 2008 as filed with the Securities and Exchange Commission on November 26, 2008, and amended on May 6, 2009;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

(c)	The description of Registrant’s Common Stock contained in the Registrant’s registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(d)	all reports and other documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities
     The class of securities to be offered is registered under Section 12 of the Exchange Act.
Item 5. Interests of Named Experts and Counsel

     Not applicable.
Item 6. Indemnification of Directors and Officers
     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws require the Registrant to indemnify, to the full extent permitted by law, any person who is or was a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action by or in the right of the Registrant) by reason of the fact that he or she is or was a director or officer of the Registrant against any liability or expense actually or reasonably incurred in respect thereof. The Registrant’s Amended and Restated Bylaws also require the Registrant to advance litigation expenses (including in the case of stockholder derivative actions or other actions) against an undertaking by the officer or director to repay such advances if it is ultimately determined that the officer or director is not entitled to indemnification. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws further provide that rights conferred under such Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under law or otherwise.
          In addition, the Registrant’s Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, the Registrant’s directors shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of the directors’ fiduciary duty. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant, or acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
     The Registrant currently has a policy providing directors and officers’ liability insurance with insured directors and officers of the Registrant in certain circumstances.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits
     See Exhibit List.

Item 9. Undertakings.
     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 Act, as amended (the “1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on June 17, 2009.

TD AMERITRADE HOLDING CORPORATION
By:	/s/ Fredric J. Tomczyk
Fredric J. Tomczyk
Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY
     The officers and directors of TD AMERITRADE Holding Corporation whose signatures appear below, do hereby constitute and appoint Ellen L.S. Koplow and William J. Gerber, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on June 17, 2009.

Signature	Title

/s/ Fredric J. Tomczyk Fredric J. Tomczyk	Chief Executive Officer and Director (Principal Executive Officer)

/s/ William J. Gerber William J. Gerber	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Joseph H. Moglia Joseph H. Moglia	Chairman of the Board

W. Edmund Clark	Director

Marshall A. Cohen	Director

Signature	Title

/s/ Dan W. Cook III Dan W. Cook III	Director

/s/ William H. Hatanaka William H. Hatanaka	Director

/s/ Mark L. Mitchell Mark L. Mitchell	Director

/s/ Wilbur J. Prezzano	Director
Wilbur J. Prezzano

/s/ J. Joe Ricketts J. Joe Ricketts	Director

/s/ J. Peter Ricketts J. Peter Ricketts	Director

/s/ Allan R. Tessler Allan R. Tessler	Director

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on January 27, 2006)

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on March 15, 2006)

4.1	Form of Certificate of Registrant’s common stock (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-A filed on September 5, 2002)

4.2	thinkorswim Group Inc. Second Amended and Restated 2001 Stock Option Plan (incorporated by reference to Exhibit (a)(1)(F) to thinkorswim Group Inc.’s Form SC TO-I filed on April 17, 2009)

4.3	thinkorswim Group Inc. Amended and Restated 2004 Restricted Stock Plan (incorporated by reference to Annex A to the proxy statement filed by thinkorswim Group Inc. on April 24, 2008)

4.4	Telescan, Inc. Amended and Restated 1995 Stock Option Plan (incorporated by reference to Telescan, Inc.’s registration statement on Form S-8 filed on November 21, 2000)

4.5	Telescan, Inc. 2000 Stock Option Plan (incorporated by reference to Telescan, Inc.’s registration statement on Form S-8 filed on November 21, 2000)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).